Exhibit 10.3
                                    AGREEMENT
         This agreement is entered into this first day of January, 1991 by and between Lane Industries, Inc., a Delaware corporation (hereinafter referred to as "Lane"), and General Binding corporation, a Delaware corporation (hereinafter referred to as "GBC").
         WHEREAS, GBC became affiliated with Lane pursuant to a recapitalization plan and upon the effective date of such plan the members of the GBC Group were included with the Lane Group in filing consolidated U.S. federal income tax returns; and
         WHEREAS, in order to allocate the consolidated federal Tax Liability and consolidated Tax Savings of the Combined Group among the members of each of the GBC Group and Lane Group, a tax allocation agreement ("the Agreement") was executed by GBC and Lane on June 1, 1978; and
         WHEREAS, the portion of the consolidated Tax Savings allocated under the Agreement to the GBC Group from June 1, 1978 to present exceeds $4,000,000;
and
         WHEREAS, because of changes in the federal tax law subsequent to execution of the Agreement and not anticipated by either party at the time the
Agreement was executed, the Agreement has further caused Lane and other members of the Lane Group to exchange their net operating losses for the GBC Group's foreign tax credits, which foreign tax credits were used on a separate company basis by the GBC Group but which cannot be used on a separate company basis by
Lane or any other members of the Lane Group, and which may not ever be used on a consolidated basis, all to the detriment of Lane and GBC; and
         WHEREAS, the result of the above is that the Lane Group has been unable to realize a substantial portion of the tax benefits relating to its net operating losses, which tax benefits Lane bargained for in the Agreement, while the GBC Group has been able to fully realize the tax benefits relating to its allocated portion of the consolidated Tax Savings, which tax benefits GBC bargained for in the Agreement; and
         WHEREAS, both Lane and GBC acknowledge that such a result was not intended nor is such a result equitable between the parties; and
         WHEREAS, the parties desire to amend the Agreement dated June 1, 1978 to correct the current situation and to create benefits and detriments to the
GBC Group depending upon whether the consolidated foreign tax credits are used or not used, respectively, which amendment will reflect the intent of the parties as to how foreign tax credits are to be allocated between the Lane Group and GBC Group;
         NOW, THEREFORE, in consideration of the promises and the mutual undertakings and covenants herein contained, the parties hereto hereby agree as follows:
         Paragraph 1.1 of the Agreement shall be amended to read as follows:
         Additional Liability means, with respect to any Subgroup for any taxable year, an amount equal to:
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         (a)      80% of any Tax Savings realized by that Subgroup for such
                  year, plus
         (b)      the lesser of:
                  (i)      the sum of:
                           (A)      80% of the excess (if any) of the foreign
                                    tax credit used in determining that
                                    Subgroup's Hypothetical Tax Liability for
                                    such year over the foreign tax credit used
                                    by the Combined Group in determining the
                                    consolidated Tax Liability for such year and
                           (B)      the excess, if any, of the amount described
                                    in this subparagraph (b) (i) for the
                                    immediately preceding taxable year over the
                                    amount described in subparagraph (b) (ii)
                                    for the immediately preceding taxable year
                                    or (ii) 20% of any Tax Savings realized by
                                    that Subgroup for such year, minus
         (c)      the lesser of:
                  (i)      the sum of:
                           (A)      80% of the excess (if any) of the foreign
                                    tax credit used by the Combined Group in
                                    determining the consolidated Tax Liability
                                    for such year over the foreign tax credit
                                    used in determining that Subgroup's
                                    Hypothetical Tax Liability for such year and
                           (B)      the excess, if any, of the amount described
                                    in subparagraph (c)(i) for the immediately
                                    preceding taxable year over the amount
                                    described in subparagraph (c)(ii) for the
                                    immediately preceding taxable year
                  (ii)     the amount described in subparagraph (a) above for
                           such year or
                  (iii)    the excess (if any) of amounts described in
                           subparagraph (b) above for all prior taxable years
                           beginning after December 31, 1990 over the amounts
                           described in this subparagraph (c) for all such prior
                           taxable years.
         Subparagraph (d) of paragraph 2.1 of the Agreement shall be amended to read as follows:
         If the Tax Liability of the Combined Group as reflected on its consolidated return is less than the sum of the Hypothetical Tax Liabilities of the Subgroups for such year, the difference shall be considered the Tax Savings for such year, and an amount equal to 80% of such Tax Savings (adjusted for foreign tax credits pursuant to subparagraphs (b) and (c) of paragraph 1.1 of this Agreement) shall be considered an Additional Liability of the Subgroup which realizes
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the benefit of such Tax Savings. Such Additional Liability shall be payable to the Subgroup generating the items of loss, deduction or credit which produced such Tax Savings.
         The above Amendment shall be effective for the taxable year beginning
January 1, 1991 and subsequent taxable years.
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         IN WITNESS WHEREOF THIS AGREEMENT is executed as of the date first above written.
                                        General Binding Corporation

                                        By:_____________________________________
                                           President
                                        Lane Industries, Inc.

                                        By:_____________________________________
                                           Senior Vice President and
                                           Chief Financial Officer
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